                                                                   EXHIBIT 10.1


         THE CONVERTIBLE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS. EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE, BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CONVERTIBLE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS CONVERTIBLE NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE EXCEPT (A) TO PROXYMED, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THE CONVERTIBLE
NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.


                                       1.

                                 PROXYMED, INC.

                         4% CONVERTIBLE NOTES DUE 2008

No. 8
Issue Date: December 31, 2002
Issue Price: 100% of principal amount
Interest Payment Dates: March 31, June 30, September 30, December 31
Record Dates:           March 1, June 1, September 1, December 1

         PROXYMED, INC., a corporation duly organized and existing under the laws of the State of Florida, promises to pay to ________________ or registered assigns, the principal amount of $_____________ on December 31, 2008.

         This Security shall bear interest at the initial rate of 4% per annum, subject to the adjustments set forth on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.


Dated:  December 31, 2002                    PROXYMED, INC.,
                                             a Florida corporation


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

LASALLE BANK NATIONAL ASSOCIATION
  as Trustee, certifies that this is
  one of the Securities referred to
  in the within-mentioned Indenture.


By:
   -----------------------------------
   Authorized Signatory

Dated:
      --------------------------------


                                       2.

                         4% CONVERTIBLE NOTES DUE 2008

1.       Interest.

         This Security shall bear interest at a rate of 4% per year on the principal amount hereof, from December 31, 2002 or from the most recent Interest Payment Date (as defined below) to which payment has been paid or duly provided for, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") to the persons in whose names the Securities are registered at the close of business on March 1, June 1, September 1 and December 1 (each, a "Regular Record Date") (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Interest on Securities converted during the period after a Regular Record Date, but prior to the corresponding Interest Payment Date, (i) will not be required to be paid if the Security is to be purchased in connection with a Fundamental Change on a Fundamental Change Purchase Date that occurs during this period; or (ii) if the Security is not purchased during this period, will be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date unless at the time of conversion there is a default in the payment of interest on the Securities.

         If the principal amount of a Security, premium, if any, plus accrued and unpaid interest, or any portion thereof, is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Fundamental Change Purchase Price pursuant to Paragraph 5 hereof, or upon the Stated Maturity of this Security), then, in each such case, the overdue amount shall, to the extent permitted by law, bear interest at the annual rate of 1% above the applicable interest rate on the Securities, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be based on a 360-day year comprised of twelve 30-day months.

         Except as provided below, interest and Liquidated Damages Amounts, if any, will be paid by wire transfer in immediately available funds at the written election of the Holders of these Securities.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Securities to the Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfer of immediately available funds or check payable in such money.


                                       3.

3.       Paying Agent, Conversion Agent and Registrar.

         Initially, LaSalle National Banking Association (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.       Indenture.

         The Company issued the Securities under an Indenture dated as of December 31, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provisions of this Security and the Indenture conflict, the provisions of the Indenture shall control.

         The Securities are unsecured obligations of the Company limited to $13,400,000 aggregate principal amount.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

         ProxyMed, Inc.
         2555 Davie Road, Suite 110
         Ft. Lauderdale, Florida 33317
         Attn:  General Counsel
         Facsimile No:  (954) 473-2341
         Telephone No:  (954) 473-1001

5.       Purchase by the Company at the Option of the Holder.

         (a) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder as of a date that is 30 days after the date of notice of a Fundamental Change delivered by the Company (or, if such 30th day is not a Business Day, the next succeeding Business Day) for a purchase price equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date. The Company shall mail a written notice of a Fundamental Change by first class mail to the Trustee and the Holders no later than 10 days after the occurrence of the Fundamental Change. Such notice shall describe the purchase right arising as a result of such Fundamental Change. To exercise such purchase right, a Holder shall deliver to the Company a Fundamental Change Purchase Notice containing


                                      4.

the information set forth in the Indenture at any time prior to the 30th day after the date of the delivery of the Fundamental Change Notice and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

         The Fundamental Change Purchase Price shall be paid in cash.

         (b) Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased on the Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date, interest ceases to accrue on such Securities or portions thereof immediately after such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security.

6.       Conversion.

         (a) The Securities may be converted into shares of common stock on the terms and subject to the conditions of the Indenture and this Security.

         (b) At the option of the Holder, the Holder may surrender Securities or portions thereof for conversion into shares of Common Stock at any time prior to the Stated Maturity if the Triggering Event for conversion of such Securities or portion thereof has been met by the time of surrender. One-third of the par value of each Security shall become convertible on the first date, if any, during each Measurement Period on which the Company and its Subsidiaries achieves the Triggering Event for such Measurement Period as evidenced in the Triggering Event Certification for such Measurement Period. The Triggering Event for the first Measurement Period shall be met if the Company and its Subsidiaries recognizes $5,000,000 in Included Revenue in excess of the Baseline Revenue for such first Measurement Period. The Triggering Event for the second Measurement Period shall be met if the Company and its Subsidiaries recognizes $12,500,000 in Included Revenue in excess of the Baseline Revenue for such second Measurement Period. The Triggering Event for the third Measurement Period shall be met if the Company and its Subsidiaries recognizes $21,000,000 in Included Revenue in excess of the Baseline Revenue for such third Measurement Period. If the Included Revenue for any Measurement Period exceeds the incremental revenue required to satisfy the Triggering Event for that Measurement Period, then such excess Included Revenue will be counted as Included Revenue in the next Measurement Period and shall be included in the Annual Certification and the Triggering Event Certification.

         (c) If the Company (1) distributes any rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days of such distribution) to purchase shares of Common Stock at less than the average of the Sales Prices of a share of the Common Stock for the 10 consecutive trading days ending on the trading day immediately preceding the date of such distribution or (2) distributes to all holders of shares of its Common Stock any of its debt securities or assets or any rights, warrants or options to purchase securities


                                      5.

of the Company, which distribution has a per share value exceeding 10% of the Sales Price of a share of the Common Stock on the trading day immediately preceding the declaration date for such distribution, unless the Holder may participate in this distribution without conversion, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and the Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day immediately preceding the Ex-Dividend Time or until the Company announces that such distribution will not take place.

         (d) A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 54.57621569 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive cash or a check, or, at the Company's option, a whole share of Common Stock, in lieu of any fractional shares of Common Stock.

         To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

         The Conversion Rate will be adjusted as provided in Article X of the Indenture. The Company may increase the Conversion Rate for any period of at least 20 days, upon at least 15 days' notice so long as the increase is irrevocable during such period. In addition, the Company may increase the Conversion Rate if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any stock or rights distribution.

         In addition, if the Company is a party to any transaction or event (whether by means of a consolidation, merger, binding share exchange, sale of all or substantially all of the Company's assets or any similar transaction or series of transactions), in connection with which (i) all or substantially all of the Company's common stock would be converted into cash, securities or


                                      6.

other property or (ii) the holders of Common Stock immediately prior to such transaction or event hold less than 50% of the outstanding shares of Common Stock immediately following such transaction or event (such transaction or event, a "Conversion Event"), the Holder may at such Holder's option surrender its Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such Conversion Event until and including the date which is 45 days after the actual date of such Conversion Event unless the Conversion Event Exception has been satisfied. In the event of a Conversion Event, in which the Conversion Event Exception is not satisfied, the Holder may convert a Security into the maximum number of shares of the Company's Common Stock into which such Security could be converted assuming that all Triggering Events had been met immediately prior to such Conversion Event. If the Company is a party to a Conversion Event, then at the effective time of such Conversion Event, the Holder's right to convert a Security into the Company's common stock will be changed into a right to convert it into the kind and amount of cash, securities and other property which the Holder would have received if the Holder had converted the Security immediately prior to the transaction.

7.       Subordination.

         The Securities are subordinated to Senior Debt as provided in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

8.       Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons. A Holder may transfer or exchange the Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

9.       Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.


                                      7.

11.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities among other things, (i) to cure any ambiguity, omission, defect or inconsistency, provided that such modification or amendment does not adversely affect the interests of the Holders of the Securities in any material respect; (ii) to modify the restrictions on, and procedures for, resale and other transfers of Securities pursuant to any change in applicable law or regulation (or the interpretation thereof) or in practice relating to the resale or transfer of "restricted securities" under the Securities Act generally; (iii) to comply with Article V or Section 10.15 of the Indenture; (iv) to secure the Company's obligations or to add any guarantee under the Securities and the Indenture; (v) to add events of default with respect to the Securities; (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company; (vii) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided that such modification or amendment does not materially and adversely affect the interests of the Holders of the Securities; (viii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities; (ix) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to Section
7.8 of the Indenture; or (x) to add or modify other provisions herein with respect to matters or questions arising hereunder that the Company and the Trustee may deem necessary or desirable and that will not materially adversely affect the interests of the Holders.

12.      Defaults and Remedies.

         Under the Indenture, Events of Default include (i) default in payment of the principal amount or premium, if any, on any Security when the same becomes due and payable, whether or not the payment is prohibited by the provisions of Article XI of the Indenture; (ii) default in the payment of any interest or Liquidated Damages Amounts, if any, when due and payable, and the continuance of such default for a period of 30 days, whether or not the payment is prohibited by the provisions of Article XI of the Indenture; (iii) failure by the Company to comply in any material respect with other agreements or covenants in the Indenture or the Securities, for forty-five (45) days after notice; (iv) certain events of bankruptcy, insolvency and reorganization of the Company or its Subsidiaries and (v) certain events of default under any Senior Debt, and the continuance of such default for a period of 30 days.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of any continuing Default (except a Default in payment of amounts specified in clause
(i) or (ii) above) if it determines that withholding notice is in their interests.


                                      8.

13.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.      Calculations in Respect of Securities.

         The Company or its agents will be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determination of the Sales Prices for the Common Stock, the rate of interest payable on the Securities and the Conversion Rate of the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and each of the Trustee and the Trustee will be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of the Securities upon the request of such Holder.

15.      Successor Persons.

         When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

16.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


                                      9.

19.      Governing Law.

         THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD AS TO CONFLICT OF LAW PRINCIPLES.

20.      Registration Rights.

         The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of even date herewith, by and among the Company and the parties thereto, including the receipt of Liquidated Damages Amounts in respect of Events (each as defined in such agreement).


                                      10.